AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 30, 2009

Registration Statement File No. 333-152420

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2

on

FORM S-1

to

FORM S-1 and FORM SB-2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_______________________________

RAPTOR PHARMACEUTICALS CORP.

(Exact name of registrant as specified in its charter)

Delaware	2834	98-0379351
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	Number)

9 Commercial Blvd., Suite 200

Novato, CA  94949

(415) 382-8111

(Address, including zip code, and telephone number, including area code,

 of registrant’s principal executive offices)

_______________________________

Kim R. Tsuchimoto

9 Commercial Blvd., Suite 200

Novato, CA  94949

(415) 382-8111

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

_______________________________

Copies to:

Siobhan McBreen Burke, Esq.

Paul, Hastings, Janofsky & Walker, LLP

515 South Flower Street, 25th Floor

Los Angeles, CA  90071

_______________________________

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:   Not applicable.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☒ Smaller reporting company

This Post-Effective Amendment No. 2 on Form S-1 to Registration Statements on Form S-1 and Form SB-2 shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act of 1933, as amended, may determine.

TABLE OF CONTENTS

EXPLANATORY NOTE	1
SIGNATURES	2
EXHIBIT INDEX	3

EXPLANATORY NOTE

On July 27, 2009, Raptor Pharmaceuticals Corp. (the “Company”) entered into an Agreement and Plan of Merger and Reorganization with TorreyPines Therapeutics, Inc. (“TorreyPines”) and ECP Acquisition, Inc., a Delaware corporation and wholly-owned subsidiary of TorreyPines (“Merger Sub”), pursuant to which Merger Sub merged with and into the Company (the “Merger”) on September 29, 2009. In connection with the Merger, the Company has terminated all offerings of the Company’s securities pursuant to the Registration Statement on Form S-1 (File No. 333-152420) and Registration Statement on Form SB-2 (File No. 333-135207) (together, the “Registration Statements”).

This Post-Effective Amendment No. 2 on Form S-1 to the Registration Statements is being filed solely for the purpose of deregistering any and all securities previously registered under the Registration Statements that remain unsold.

Item 16.	Exhibits and Financial Statement Schedules

(a)  Exhibits

Exhibit Number	Description
24.1	Power of Attorney (previously filed)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Novato, State of California, on September 29, 2009.

RAPTOR PHARMACEUTICALS CORP.
By:	/s/ Christopher M. Starr
Christopher M. Starr, Ph.D. Chief Executive Officer and Director (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to the Registration Statements has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

*	Chief Executive Officer and Director	September 29, 2009
Christopher M. Starr, Ph.D.	(Principal Executive Officer)

*	Chief Financial Officer, Secretary and Treasurer	September 29, 2009
Kim R. Tsuchimoto	(Principal Financial Officer
and Principal Accounting Officer)

*	Director	September 29, 2009
Erich Sager

*	Director	September 29, 2009
Raymond William Anderson

*	Director	September 29, 2009
Richard L. Franklin

*By: /s/ Christopher M. Starr

Christopher M. Starr, Ph.D.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney (previously filed)